LEASE AND OPTION AGREEMENT

This Lease and Option Agreement, made and entered into this 17th day of Sept, 2008 by and between IOLA CORPORATION an Idaho corporation, whose address is 5028 W. Baywood, Boise, Idaho 83703, hereinafter referred to as the LESSOR, and KIMBERLY GOLD MINES INC., an Idaho Corporation, whose address is 605 E. 8th Street, Unit C, Post Falls, Idaho, 83854, hereinafter referred to as the LESSEE.

WITNESSETH:

In consideration of the rentals described below, and of the terms, covenants, and conditions to be kept and performed by the parties thereto, the LESSOR hereby leases, lets, and demises to LESSEE and grants the full sole and exclusive possession and control, with rights of ingress and egress, both on the surface and underground, for the purposes of prospecting, mining, stripping, or otherwise producing, processing, and storing ores and/or minerals on property of that certain mining ground known as the IOLA CLAIM GROUP as described in Mineral Survey No. 2413, Boise City Land District, Warren Mining District, Idaho, the legal description of which is attached hereto, marked Exhibit "A" and referred to herein as if set forth in full.

TERM OF LEASE AND OPTION:

The term of this lease and option, unless sooner forfeited, cancelled, terminated or surrendered as hereinafter provided is from the date of signing this Lease Agreement and Option by both parties through May 11, 2011, and may be extended by mutual consent.

RENTAL:

The LESSEE agrees to pay as rental for said premises the sum of Twenty Five Thousand Dollars ($25,000.00) for the first year's rental due upon signing this agreement, and Ten Thousand Dollars ($10,000.00) per year thereafter payable on or before May 11, 2009 and May 11, 2010.

ROYALTY

LESSEE agrees to pay a sliding scale Net Smelter Return royalty to the LESSOR pertaining to any metal sales proceeds, less applicable shipping, smelting costs, and taxes based on metal output, production and sales on, and ores extracted from the property under this lease agreement. This royalty shall terminate as of the closing date in the event that the OPTION TO PURCHASE described below is exercised. Payment of such Royalty shall be made by Lessor to Lessee within thirty (30) days of Lessor's having been paid for the milling/gold recovery. Lessee shall provide proof of such payment to Lessor upon Lessor's written request. The sliding scale royalty is as follows:

GOLD PRICE	
$1 to $400	4% of net smelter return
$401 to $800	6% of net smelter return
$801 and greater	8% of net smelter return

OPTION TO PURCHASE

LESSOR hereby grants to Lessee during the term of this lease, the sole and exclusive option to purchase the herein described property, including all mineral rights, water rights, timber rights and any other rights to said property while this agreement is in effect and not otherwise in default. The total purchase price upon exercise of such option shall be Seven Hundred Fifty Thousand Dollars ($750,000), payable, in cash, upon exercise of such Option. No deduction for this option price shall be made for any rent paid Lessor per this Agreement. Should LESSOR exercise this option it shall give written notice of its intent to exercise this Option, prior to termination of the agreement in writing, to Lessor at c/o Kenneth L. Smith, 5028 W. Baywood Street, Boise, Idaho 83703. Should LESSEE give notice that it is exercising its option to purchase the said property, LESSOR shall cause to be prepared appropriate instruments conveying the property to LESSEE, or as it may direct or to its assign, conveying said property free and clear of all encumbrances.. LESSEE shall have a reasonable time hereafter, not longer than Thirty (30) days, to examine the title. If objection to the title is raised by the LESSEE, then the LESSOR agrees to take all requisite actions necessary to validate the title.

WARRANTY OF TITLE:

LESSOR specifically represents that it holds exclusive possessory title, to the property described in Exhibit "A".

WORK REQUIREMENTS:

LESSEE agrees to perform all work on said property in a good and minerlike manner. LESSEE further agrees to keep such mining claims in good standing and will annually file the necessary proofs of labor upon such claims under local, state, and federal laws or regulations and provide copies of the same to Lessor.

FORCE MAJEURE:

LESSEE shall not be required to mine or otherwise operate the property during such time as it shall be prevented from doing so by strikes, walkouts, fire, floods or other causes beyond its control. This lease is to be extended for time equal to that LESSEE is prevented from operating under this provision.

FORFEITURE:

Should LESSEE fail to make the payments required per the terms of this Agreement or otherwise default in the performance of any other terms or conditions of the Agreement, LESSOR may give notice to LESSEE by registered mail of its intention to terminate said lease. If such default is not cured within thirty (30) days after the mailing by registered mail LESSOR may declare this lease null and void and give notice to LESSEE to that effect. LESSEE agrees to peaceably surrender said premises or LESSOR may go in and on said premises and remove all persons therefrom and reclaim the ownership and possession of the same. Provided, however, if LESSEE'S default is cured, then the lease shall remain in full force and effect.

TAXES, WORKMEN'S COMPENSATION, INSURANCE:

LESSEE agrees that during the term hereof:

a) LESSEE will pay when due and before delinquent all taxes levied or assessed against the real property described in Exhibit "A' attached hereto and all personal property taxes levied and assessed against all personal property, machinery, etc.

b) LESSEE will pay any taxes which may be levied upon the mineral rights of the property and will pay when due all occupational., license, output, production, sales and

other taxes upon or in connection with ores or minerals extracted from the property, except income or other taxes levied and assessed on income of LESSOR.

c) LESSEE will comply with all applicable state and federal laws, safety and environmental regulations, and ordinances in the operation and development of said property and shall not permit or suffer any liens of any kind or nature to accrue or attach against the property for any work done or machinery, equipment or materials furnished therein and the instance or request of or on behalf of LESSEE.

d) LESSEE shall, at all times, keep and maintain a policy of comprehensive general liability insurance naming as a additional insured LESSOR, which policy of insurance shall have minimum policy limits of One Million Dollars ($1,000,000.00) or such other amount as from time to time requested by LESSOR.

INSPECTION RIGHTS:

LESSEE agrees that any and all work which is performed under the terms of this agreement shall be performed in a good miner like manner and in accordance with good mining practices. LESSOR and its authorized agents shall have the right at all reasonable times to inspect the workings during working hours. The right of the LESSOR to enter the mine workings or plant operations of LESSEE shall be at the LESSOR'S sole risk and LESSOR shall indemnify and hold harmless LESSEE from any damage, claims, or demands by reason of injury to or presence of LESSOR or its agents in the mine workings or plants.

REMOVAL OF MACHINERY:

Upon termination of this agreement, LESSEE shall remove at its expense from the premises all machinery, tools, and other equipment placed thereon by it on or before Ninety (90) days from the date of termination of this Lease.

NOTICES:

All notices given or required to be given under the terms of this agreement shall be in writing, sent by certified or registered mail, addressed to the parties as follows:

To LESSOR:	Iola Corporation 5028 Baywood Boise, ID 83873
To LESSEE:	Kimberly Gold Mines Inc. 605 E. 8th Street Unit C. Post Falls, ID 83854

except as either parry hereto shall hereafter instruct the other party by written notice to be appended to and become part of this agreement.

ASSIGNMENT:

This lease shall not be assigned by LESSEE without the written consent of LESSOR LESSOR agrees not to unreasonably withhold said consent.

SUCCESSION:
This agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties thereto.

HOLD HARMLESS
LESSEE covenants and agrees to save and hold the LESSOR harmless from any claims, damages, causes of action, demands or actions of whatever nature arising out of LESSEE 's use and occupancy of the real property described herein and or its maintenance or operation of any mining operation conducted thereon.

IN WITNESS THEREOF, the parties hereto have set their hands or executed these present by their duly authorized agents the day and year first written above.

IOLA CORPORATION

By:________________________
KENNETH L. SMITH
Title: ______________________
The LESSOR

KIMBERLY GOLD MINES, INC.

By: Don Rolfe
DON ROLFE
Title: President
The LESSEE

STATE OF IDAHO)
):ss
County of Ada)

On this___ Day of___________, 2008, before me, the undersigned, a Notary Public in and for the State of Idaho, personally appeared KENNETH L. SMITH that executed the within instrument, and acknowledged to me that he executed the same for and on behalf of said corporation.

IN WITNESS THEREOF, I have hereto set my hand and affixed my official seal the day and year in this certificate first above written.

____
NOTARY PUBLIC for the State of Idaho
My Commission Expires:____________

STATE OF IDAHO)
):ss
County of ~~Kootenai~~ Shoshone)

On this 17th Day of September, 2008, before me, the undersigned, a Notary Public in and for the State of Idaho, personally appeared DON ROLFE known or identified to me to be the President of Kimberly Gold Mines Inc. the corporation that executed the within instrument, and acknowledged to me that he executed the same for and on behalf of said corporation.

IN WITNESS THEREOF, I have hereto set my hand and affixed my official seal the day and year in this certificate first above written.

MELANIE L. FARRAND NOTARY PUBLIC STATE OF IDAHO

NOTARY PUBLIC for the State of Idaho
My Commission Expires: 03-07-2013

TOWNSHIP 22 NORTH, RANGE 7 EAST, BOISE MERIDIAN, IDAHO

DEPENDENT RESURVEY

MINERAL SURVEY NO. 2413

IOLA GROUP


WEDGE
LAMAR
PRIVATE LAND
DAISEY
IOLA
BALTIMORE
U. S. F. S.
U. S. F. S.

INSTRUMENT No. 311329
STATE OF IDAHO
COUNTY OF IDAHO

I HEREBY CERTIFY THAT THIS INSTRUMENT WAS FILED FOR RECORD AT THE REQUEST OF PAYETTE NATIONAL FOREST
AT ______ MINUTES PAST ______
___ DAY OF ________, 19__
IN MY OFFICE AND DULY RECORDED
IN BOOK ________
OF ________
ON PAGE ________

RECORDER

BY ________ DEPUTY

FEE ______

LEGEND

- NATIONAL FOREST BOUNDARY SURVEYED AND POSTED
- F.S. REMONUMENTED CORNERS 1982
- F.S. RE-ESTABLISHED AND MONUMENTED CORNERS 1982
- FOREST SERVICE PROPERTY CORNER
- VERTICLE LETTERING - SURVEY INFORMATION
- INCLINE LETTERING - G.L.O. INFORMATION
- G.L.O. EVIDENCE (1906)

BASIS OF BEARING

ALL BEARINGS SHOWN, EXCEPT THOSE NOTED AS G.L.O., ARE BASED ON THE G.L.O. RECORDS FOR THE LINE BETWEEN CORNERS 1 AND 2 OF WEDGE

CERTIFICATE OF SURVEY

I, MICHAEL D. BROWN, LS NO. 883, STATE OF IDAHO, DO HEREBY CERTIFY THAT THE SURVEY REPRESENTED ON THIS PLAT WAS PERFORMED BY ME OR UNDER MY SUPERVISION IN ACCORDANCE WITH THE LAWS OF THE STATE OF IDAHO, AS AN AGENT OF THE U. S. DEPARTMENT OF AGRICULTURE, FOREST SERVICE

SCALE IN FEET



RECORD-OF-SURVEY-PLAT WARREN PROFILE
U.S. DEPARTMENT OF AGRICULTURE FOREST SERVICE
SURVEY NATIONAL FOREST BOUNDARIES TOWNSHIP 22 NORTH, RANGE 7 EAST, BOISE MERIDIAN MINERAL SURVEY NO. 2413 IDAHO COUNTY, IDAHO
SURVEYED BY M. COFFEY 9/82 APPROVED BY

CROSS INDEX PLAT

T. 22N R. 7E BOISE MERIDIAN


WEDGE
LAMAR
PRIVATE LAND
DAISEY
IOLA
BALTIMORE
U.S.F.S.
U.S.F.S.
All CORNERS REMONUMENTED 1982

LEGEND

● Corners filed under this cross index plat

⊕ Certificates filed in adjoining township as indicated by solid quadrant(s).

Each corner certificate is identified by an alphabetical-numerical coordinate number which is derived from the system shown on the above township diagram. For example, the quarter-corner between Section 5 and 6 is identified as Corner C-5.

Corners such as meander corners or subdivision corners which are not located at intersecting lines on the above diagram will be identified by reference to the nearest applicable coordinate lines, thus: AB-1, M-1-2, VW-19-20.

Corners common to adjoining townships will be identified by coordinates of the townships in which the certificates are to be filed.

Within each township record, the certificates will be filed in alphabetical-numerical sequence.

T. 22 N R. 7E BOISE MERIDIAN

MS 2413

44-2100 (This form printed and for sale by Caxton Printers, Ltd.)